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                                                                     Exhibit 4.4

                                DEPOSIT AGREEMENT



         DEPOSIT AGREEMENT, dated as of ___________, 1999, between AVIATION HOLDINGS GROUP, INC., a Florida corporation (the "Company"), and
___________________________, a national banking association, as Depositary (the "Depositary").

         WHEREAS, the Company proposes to issue up to ________ units (the "Units"), each Unit consisting of two shares of the Company's Common Stock, $.0001 par value (the "Stock"), and one warrant (a "Warrant"), each such Warrant entitling the holder thereof to purchase one share of such Common Stock, to be issued pursuant to the Warrant Agreement (the "Warrant Agreement") dated as of _____________, 1999, between the Company and __________________, as Warrant
Agent (the "Warrant Agent"), all in accordance with the Underwriting Agreement, dated __________, 1999, between the Company and the Underwriter named therein;

         WHEREAS, in furtherance of said Underwriting Agreement, the Company proposes to deposit with the Depositary concurrently with the sale of the Units a temporary global certificate or certificates evidencing the Warrants (each a "Global Warrant Certificate");

         WHEREAS, the Stock and the Warrants constituting each Unit will not be separately transferable prior to the close of business on _______________, 1999 (the "Distribution Date"), and thereafter such Stock and Warrants may be transferred separately; and

         WHEREAS, prior to the close of business on the Distribution Date, the beneficial ownership of the Stock and the Warrants will be evidenced by the certificates for the Stock and transfer of the Stock and the Warrants may be effected only by and in connection with transfers of the Stock.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and in order to set forth the terms under which the Global Warrant Certificate will be held and dealt with by the Depositary and its successors, it is hereby mutually agreed that:

         SECTION 1. The Company, simultaneously with the issuance, sale and delivery of the Units, shall deliver to the Depositary the Global Warrant Certificate or Certificates evidencing the Warrants included in the Units so issued, sold and delivered. Each Global Warrant certificate shall be substantially in the form of the definitive Warrant Certificates set forth in the Warrant Agreement, but with such omissions, insertions and variations as may be appropriate for a temporary global warrant certificate, all as may be determined by the Company and _____________________________ (the
"Representative"). In addition, each Global Warrant Certificate shall contain substantially the following provision:

           "Subject to the terms of a Deposit Agreement, dated as of ______________, 1999, between the Company and
           _____________________, as Depositary (the "Depositary"), and upon the termination thereof, the Company hereby undertakes to the

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           holder hereof to exchange this Global Warrant Certificate for definitive Warrant Certificates registered in the names of persons or entities on the Holder List (as defined in the Deposit Agreement), all in accordance with the terms of the Deposit Agreement."

Each Global Warrant Certificate so delivered by the Company to the Depositary will be held by the Depositary upon and subject to the terms of this Agreement, for the ratable and proportionate benefit of the holders of the Stock (the "Holders"), as beneficial owners thereof. Each Holder during the term of this Agreement whose Stock carries the endorsements set forth in Section 2 hereof will be the beneficial owner of one Warrant, each such Warrant entitling the holder thereof to purchase one share of Common Stock, $.0001 par value, of the Company, subject to the provisions of the Warrant Agreement, for every two shares of Stock held by such Holder. Each Global Warrant Certificate may be held either in the name of the Depositary or in the name of the nominee thereof as the Depositary shall request.

         SECTION 2. There shall be printed on the Stock to be originally issued and upon all Stock issued on transfers, exchanges or substitutions thereof prior to the date of the termination of this Agreement endorsements in substantially the following form:

              [ENDORSEMENT TO APPEAR ON FACE OF STOCK CERTIFICATE]

                    "Prior to ____________________, 1999, (the
           "Distribution Date"), this certificate shall evidence unit(s) consisting of common share(s) and warrant(s) which share(s) and warrant(s) may not be transferred separately prior to the Distribution Date. See reverse for additional terms relating to such unit(s)."

           [ENDORSEMENT TO APPEAR ON REVERSE OF STOCK
           CERTIFICATE]

           "ENDORSEMENT WITH RESPECT TO DEPOSIT OF
           CERTIFICATES FOR WARRANTS"

           Under the terms of a Deposit Agreement, dated as of __________, 1999, between the Company and
           ____________________, as Depositary (the "Depositary"), and until the termination thereof (which termination shall occur on the Distribution Date as defined on the face hereof), the registered holder of shares of Common Stock on which this legend is endorsed is the beneficial owner of one Warrant for every two such shares of common stock held, a certificate for which Warrant has been deposited with and is held by the Depositary. Prior to the termination of the Deposit Agreement such beneficial ownership is transferable only by the transfer of two such shares of

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           Stock on the Common Stock Register of the Company. The
           certificates for the Warrants deposited under the Deposit Agreement will be mailed by insured first-class mail to the registered holders of Stock at the close of business on the Distribution Date, at his address as shown on the Common Stock Register of the Company. No holder of these shares of Stock who is not the registered holder thereof at the close of business on such date will be entitled to receive any Warrants by virtue of this endorsement.

           By accepting Stock bearing this endorsement, each holder of these shares of Stock shall be bound by all the terms and provisions of the Deposit Agreement (a copy of which is available upon request to the Company or the Depositary) as fully and effectively as if he had signed the same."

         Until termination of this Agreement, the beneficial interest of each such Holder in the Global Warrant Certificate held by the Depositary hereunder shall not be transferable separately, but only by and in connection with the transfer of the Stock evidencing such interest; and every sale or transfer by any present or future Holder of a share of Stock bearing the endorsement set forth shall include the proportionate beneficial interest of such Holder in the Global Warrant Certificate then held by the Depositary hereunder. By accepting shares of Stock bearing said endorsement, each Holder, present or future, and his assigns shall be bound by all of the terms and provisions of this Agreement as fully and effectually as if he had signed the same.

         SECTION 3. This Agreement shall terminate on __________________, 1999 (the "Distribution Date"). As promptly as practicable after the Distribution Date, the Company shall notify the Holders of such Distribution Date and shall cause notice of such Distribution Date to be published in a leading newspaper of general circulation in the financial community in New York City. As promptly as practicable after the Distribution Date, the Company shall cause the registrar and transfer agent of the Company's Common Stock to deliver to the Warrant Agent with a copy to the Depositary a list (the "Holder List") as of the close of business on the Distribution Date containing the names and addresses of, and number of shares of Stock held by, each of the Holders of the Stock. Promptly after it has received notice of such delivery, the Depositary shall deliver the Global Warrant Certificate, duly endorsed by the Depositary, to the Warrant Agent with a direction that such certificate be exchanged for warrant certificates registered in the names of persons or entities on the Holder List (the "Warrant Certificates") in the amounts required by Section I hereof and the Depositary will mail or cause to be mailed the Warrant Certificates to such persons and entities. The Global Warrant, when mailed or delivered to the Warrant Agent, shall be fully covered by the blanket insurance carried by the Depository, in connection with the delivery of securities.

         SECTION 4. The recitals and statements contained herein shall be taken as the statements of the Company, and the Depositary assumes no responsibility for the correctness of the same. The Company shall pay to the Depositary from time to time such reasonable compensation for its

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services as may be agreed on between it and the Depositary and shall reimburse the Depositary for all reasonable costs and expenses incurred by it hereunder. The Depositary may consult with legal counsel (who may be counsel to the Company) and shall not be liable for any action taken, omitted or suffered by it in good faith in accordance with the written advice or opinion of such counsel. The Depositary may rely and shall be protected in acting upon any request, certificate, opinion of counsel, statement, instrument, report, notice or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Company shall and does, insofar as may be permitted by law, hereby also indemnify and hold the Depositary harmless from all liability hereunder, except as a result of the Depositary's bad faith or negligence. The Holders shall not be liable for any expenses or compensation of the Depositary and no charge shall be made for such compensation against the Global Warrant Certificate or the Warrant Certificates. The Depositary shall only be responsible for the duties and obligations specifically set forth herein and shall have no responsibility for the accuracy or completeness of the Holder List. The provisions of this Section 4 and of Sections 3 and 8 hereof shall survive the termination of this Agreement.

         SECTION 5. The Company will pay or cause to be paid the stamp taxes or other governmental charges, if any, payable upon the transfer and deposit hereunder of the Global Warrant Certificate and also the stamp taxes or other governmental charges, if any, payable on termination of this Agreement on the delivery of the Warrant Certificates to the registered Holders of Stock bearing the endorsement referred to above. Any stamp taxes or other governmental charges arising by reason of the transfer by a Holder of the beneficial ownership of the Warrant Certificates shall be borne by such Holder.

         SECTION 6. Any notice pursuant to this Agreement to be given by the Depositary to the Company shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Depositary) to the Company as follows:

                             [To Be Provided.]
                             Attn:__________________

Any notice pursuant to this Agreement to be given by the Company to the Depositary shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Depositary with the Company) to the Depositary as follows:

                             [To Be Provided.]
                             Attn:__________________

Any notice pursuant to this Agreement to be given by the Company or the Depositary to any Holder shall be sufficiently given if sent by first-class mail, postage prepaid, to the address specified for such Holder in the Warrant Register.

         SECTION 7. This Agreement shall be governed by, and construed in accordance with, the laws of the State of ___________________.

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         SECTION 8. Nothing in this Agreement shall be construed to give to any person or corporation, other than the Company, the Depositary and the Holders who are the beneficial owners of the Global Warrant Certificate deposited hereunder, any legal or equitable right, remedy or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Company, the Depositary and such Holders.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                                   AVIATION HOLDINGS GROUP, INC.



                                                   By:__________________________
                                                      Name:
                                                      Title:

             [SEAL]

ATTEST:


By:__________________________
   Secretary



                                                      __________________________


                                                   By:__________________________
                                                      Name:
                                                      Title:

             [SEAL]

ATTEST:


By:__________________________
   Secretary